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                                                              EXHIBIT 10.10



                        SHARED TECHNOLOGY LICENSE AGREEMENT (the "Agreement"),
                  dated as of December 31, 1996, between CONOPCO, INC., a New York corporation ("Licensor"), and MBW FOODS INC. (f/k/a MBW ACQUISITION CORP.), a Delaware corporation ("Licensee").

            WHEREAS Licensor and Licensee have entered into an Asset Purchase Agreement dated as of December 18, 1996 (the "Asset Purchase Agreement"), providing for, among other things, the sale by Licensor of certain of its assets to Licensee; and

            WHEREAS, pursuant to Section 5.4 of the Asset Purchase Agreement, Licensor and Licensee have agreed to enter into a Shared Technology License Agreement pursuant to which Licensor shall grant certain rights in certain technology owned by Licensor to Licensee on the terms and conditions set forth herein.

            NOW,THEREFORE, in consideration of the mutual covenants and undertakings contained herein, the parties hereto agree as follows:

            1. Interpretation. Capitalized terms used herein and not defined herein shall have the meanings assigned such terms in the Asset Purchase Agreement.

            2. License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a nonexclusive, perpetual and royalty-free right and license to use, in connection with Licensee's operation of the Business, any proprietary and/or confidential trade secrets, know-how, processes and other technology of Licensor used or held for use by Licensor in connection with the Business prior to the Closing Date other than the Transferred Technology (the "Licensed Technology").

            Nothing herein shall be construed as creating any joint venture, partnership, or agency relationship between the parties hereto. Neither party hereto may make any commitment, or settle any claim for or on behalf of the other party without such other party's express written consent.

            3. Infringements. Licensee shall notify Licensor of any infringement by third persons of the Licensed
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Technology that may come to Licensee's attention. Licensor shall have the sole right to determine what action, if any, shall be taken to remedy such infringements, which action shall be taken at Licensor's expense.

            4. Notices. Any notice or other communication given under this Agreement shall be in writing and either shall be (i) delivered personally; (ii) sent by documented overnight delivery service; (iii) sent by facsimile transmission, provided that a confirmation copy thereof is sent no later than the business day following the day of such transmission by documented overnight delivery service or first class mail, postage prepaid (certified or registered mail, return receipt requested); or (iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given (i) on the date of delivery, if delivered personally; (ii) on the business day after dispatch by documented overnight delivery service, if sent in such manner; (iii) on the date of facsimile transmission, if so transmitted; or (iv) on the fifth business day after sent by first-class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

            Notices to Licensor:

            Conopco, Inc.
            390 Park Avenue
            New York, New York 10022

            Attention:  Company Secretary

            Notices to Licensee:

            MBW Foods Inc.
            c/o Dartford Partnership L.L.C.
            801 Montgomery Street; Suite 400
            San Francisco, CA 94133

            Attention:  Ian R. Wilson

            5. Assignment. This Agreement may not be assigned in whole or in part by Licensee without the prior written consent of Licensor; provided, however, that Licensee may assign, in whole or in part, its rights and obligations under this Agreement (i) to any party that acquires all or any part of the Business and (ii) as security to its lenders in respect of the Financing (or as collateral security in connection with any other financing
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so long as the proceeds thereof are used for businesses of or acquisitions by
Licensee, its successors or its subsidiaries) if so requested, provided, however, that in the event of any such assignment of this Agreement, Licensee shall notify Licensor of such assignment within two business days thereof. This Agreement may be assigned by Licensor without Licensee's consent.

            6. Governing Law. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of laws principles.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names by their duty authorized representatives.


                                    CONOPCO, INC.


                                     by
                                       /s/ Mart Laius
                                       ----------------------------
                                       Name:  Mart Laius
                                       Title: Vice President


                                    MBW FOODS INC.


                                     by
                                       /s/  Ray Chung
                                       ----------------------------
                                       Name:  Ray Chung
                                       Title: Executive Vice President